Exhibit 10.2

PPG INDUSTRIES, INC.

CHALLENGE 2000 STOCK PLAN

1.	Purpose

The purpose of the Plan is to promote the attainment of the Company’s Challenge 2000 goals by awarding Options and Stock Appreciation Rights to Employees by which Employees may benefit from the increase in the value of the Common Stock of the Company which is expected to result from attaining such goals.

2.	Definitions

(a) “Award” means any Option or Stock Appreciation Right granted under the Plan.

(b) “Award Term” means the period during which an Option or a Stock Appreciation Right may be exercised.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(e) “Committee” means the Compensation and Employment Benefits Committee of the Company or any successor thereto.

(f) “Common Stock” means the Common Stock of the Company.

(g) “Company” means PPG Industries, Inc.

(h) “Director” means any director of the Company.

(i) “Eligible Person” means any Employee who is not an Insider.

(j) “Employee” means any person (including any officer) employed by the Company or any of its Subsidiaries.

(k) “Exercise Price” means the Fair Market Value of a share of Common Stock on the Grant Date.

(l) “Fair Market Value” of a share of Common Stock means the closing sale price reported for any applicable date on the New York Stock Exchange-Composite Tape or, if there is no sale on such date, for the nearest preceding date upon which such a sale took place.

(m) “Grant Date” means the date as of which an Option or a Stock Appreciation Right is granted, unless another date is specified by the Board or the Committee.

(n) “Insider” means an officer of the Company or a Director subject to Section 16 of the Securities Exchange Act of 1934.

(o) “Nonqualified Option” means an Option which does not qualify as an “incentive stock option” as defined in Section 422 of the Code.

(p) “Option” means an option granted hereunder to purchase a specified number of shares of Common Stock.

(q) “Participant” means any Eligible Person who has received an Award.

(r) “Plan” means the PPG Industries, Inc. Challenge 2000 Stock Plan, as set forth herein and as amended from time to time.

(s) Stock Appreciation Right” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 5 of the Plan.

(t) “Subsidiary” means any corporation fifty percent (50%) or more of the outstanding voting stock or voting power of which is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

3.	Administration

The Board and the Committee shall both have full power and authority pursuant and subject to the provisions of the Plan: (1) to determine from time to time which Eligible Persons shall be granted Awards; (2) to determine the number of shares of Common Stock subject to each Award, the Award Term, and the terms and conditions upon which Awards may be exercised and in the case of an Option Award, the form of payment of the Exercise Price,; (3) to construe and interpret the Plan, to establish, amend and revoke rules and regulations relating to the Plan, and to determine all questions or controversies arising in the administration or operation of the Plan; and (4) generally, to exercise such powers and take such actions as the Board or the Committee may deem necessary or advisable to administer or implement the Plan. Any determination or decision made or action taken by the Board or the Committee in connection with the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants.

4.	Awards

Awards under the Plan may be Options or Stock Appreciation Rights (or any combination thereof).

5.	Options

(a) Options to purchase a specified number of shares of Common Stock at a specified price may be granted from time to time to Eligible Persons. Options granted hereunder may be Nonqualified Options only.

(b) The Exercise Price of each Option shall the Fair Market Value of a share of Common Stock on the Grant Date. The Exercise Price may be paid in such form as the Board or the Committee may specify.

(c) Options may be exercised at such times and in such manner as shall be prescribed by the Board or the Committee, except that no Option shall be exercisable under any circumstances more than ten (10) years from the Grant Date.

6.	Stock Appreciation Rights

(a) A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Exercise Price, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) A Stock Appreciation Right may be exercised by a Participant at such times and in such manner as shall be prescribed by the Board or the Committee, except that no Stock Appreciation Right shall be exercisable under any circumstances more than ten(10) years from the Grant Date.

(c) Payment to a Participant upon exercise of a Stock Appreciation Right may be made in cash or in shares of Common Stock, as the Board or the Committee shall determine.

7.	Number of Shares Available for Issuance and Subject to Awards

(a) The maximum number of shares of Common Stock which may be issued under the Plan and as to which Awards may be granted shall be 4.0 Million. Any shares of Common Stock subject to Awards that are forfeited or unexercised, to the extent Awards remain unexercised at the expiration or termination thereof may be subject to the grant of further Awards under the Plan. The number of shares which may be issued and as to which Awards may be granted under the Plan shall be further subject to adjustment in accordance with Section 9.

(b) The Common Stock to be issued under the Plan may be either authorized but unissued shares or issued shares acquired by the Company and held in its treasury.

8.	Government and Other Regulations

The obligation of the Company to issue or transfer and deliver shares for Awards exercised under the Plan shall be subject to (1) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Company; (2) the condition that the shares of Common Stock authorized to be issued hereunder shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of Common Stock may then be listed; and (3) all other applicable laws, regulations, rules and orders which shall then be in effect and which may apply to the Participant, the Company and its Subsidiaries.

9.	No Right to Employment

Neither the existence of the Plan nor the grant of any Award pursuant to the Plan shall create in any Participant or Eligible Person the right to continue to be employed by the Company or a Subsidiary.

10.	Adjustments Upon Changes in Capitalization

In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split or similar change, a corresponding change shall be made in the numbers of shares subject to outstanding Awards, in the Exercise Price of outstanding Awards and in the maximum number of shares which then remain available for issuance. In the event of any change in the outstanding shares of Common Stock, or in the number thereof, by reason of any merger, consolidation, combination, sale of assets, exchange of shares, recapitalization, reorganization, spin-off or similar change, the Board may make such changes in the shares, and in the numbers or Exercise Prices of shares, subject to outstanding Awards, and in the maximum number of shares which may be issued under the Plan, as the Board may deem to be equitable. No such change, without the consent of a Participant may adversely affect the rights of such Participant with respect to an Award previously granted, and any such change shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants.

11.	Amendment and Termination

The Board or the Committee may amend or suspend the Plan, in whole or in part, at any time, but no amendment may, without Board approval, (1) increase the maximum number of shares which may be issued and for which Awards may be granted under the Plan; (2) change the manner of determining the Exercise Price, other than to change the manner of determining the Fair Market Value of the Common Stock to conform to any then-applicable provision of the Code; (3) extend the date upon which the Plan shall terminate; or (4) increase the maximum period during which Awards may be exercised hereunder. The Plan shall terminate on, and no Award may be granted after, December 31, 2008, or on such earlier date as may be determined by the Board. No amendment, suspension or termination of the Plan may affect adversely, without the consent of the Participant, the rights of such Participant with respect to an Award previously granted.

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